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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

OPENTABLE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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OPENTABLE, INC.
799 Market Street, 4th Floor
San Francisco, California 94103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 22, 2010

To the Stockholders of OpenTable, Inc.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of OpenTable, Inc., a Delaware corporation (the "Company"), will be held on June 22, 2010, at 10:00 a.m. local time, at The Westin Hotel, 50 Third Street, San Francisco, California for the following purposes:

  1.
  To elect two directors to hold office until the 2013 annual meeting of stockholders or until their successors are elected;

  2.
  To ratify the selection, by the Audit Committee of the Board of Directors, of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010; and

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders who owned our common stock at the close of business on April 23, 2010 can vote at this meeting or any adjournments that take place.

        Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 2 of the Proxy Statement.

        For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.

        The Notice of Internet Availability of Proxy Materials will also provide the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors' recommendation with regard to each matter; a toll-free number, an e-mail address and a website where stockholders can request a paper or e-mail copy of the Proxy Statement, our annual report to stockholders and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to attend the meeting and vote in person.

        You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in the Notice of Internet Availability of Proxy Materials or the proxy card.

By Order of the Board of Directors
Matthew Roberts Chief Financial Officer & Secretary

San Francisco, California
April 27, 2010

OPENTABLE, INC.
799 Market Street, 4th Floor
San Francisco, California 94103

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS
JUNE 22, 2010

        The Board of Directors of OpenTable, Inc. is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on June 22, 2010, at 10:00 a.m., local time, and any adjournment or postponement of that meeting (the "Annual Meeting"). The Annual Meeting will be held at The Westin Hotel, 50 Third Street, San Francisco, California 94103. We intend to mail this Proxy Statement and the accompanying Proxy Card, Notice of Meeting and Annual Report to Stockholders on or about May 5, 2010, to stockholders of record as of April 23, 2010 (the "Record Date"). For those stockholders receiving a Notice of Internet Availability of Proxy Materials, we intend to mail the Notice of Internet Availability of Proxy Materials on or about May 5, 2010, to stockholders of record as of the Record Date. The only voting securities of OpenTable are shares of common stock, $0.0001 par value per share (the "common stock"), of which there were 22,723,526 shares outstanding as of the Record Date (excluding any treasury shares). We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.

        In this Proxy Statement, we refer to OpenTable, Inc. as the "Company", "OpenTable", "we" or "us" and the Board of Directors as the "Board". When we refer to OpenTable's fiscal year, we mean the twelve-month period ending December 31 of the stated year.

        The Company's Annual Report to Stockholders, which contains consolidated financial statements for fiscal 2009, accompanies this Proxy Statement. You also may obtain a copy of the Company's Annual Report on Form 10-K for fiscal 2009 that was filed with the Securities and Exchange Commission (the "SEC"), without charge, by writing to our Investor Relations department at the above address. The Company's Annual Report on Form 10-K is also available in the "Investor Relations" section of our website at http://investors.opentable.com/.

THE PROXY PROCESS AND STOCKHOLDER VOTING

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 23, 2010 will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 22,723,526 shares of common stock issued and outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If, on April 23, 2010, your shares were registered directly in your name with OpenTable's transfer agent, BNY Mellon Shareholder Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

        If, on April 23, 2010, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.

What am I being asked to vote on?

        You are being asked to vote FOR:

  •
  the election of two Class I directors to hold office until our 2013 Annual Meeting of Stockholders; and

  •
  the ratification of the selection by the Audit Committee of our Board of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

        In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

        You may vote by mail or follow any alternative voting procedure described on the proxy card. To use an alternative voting procedure, follow the instructions on each proxy card that you receive or on the Notice of Internet Availability of Proxy Materials.

        For the election of directors, you may either vote "For" the two nominees or you may "Withhold" your vote for any nominee you specify. For any other matter to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are as follows:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying proxy card, over the Internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote by proxy over the Internet, follow the instructions provided on the proxy card or the Notice of Internet Availability of Proxy Materials.

  •
  To vote by telephone if you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

  Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Who counts the votes?

        Broadridge Financial Services, Inc. ("Broadridge") has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one proxy card to Broadridge on behalf of all its clients.

How are votes counted?

        Broadridge will separately count "For" and "Withhold" votes with respect to Proposal No. 1 and, with respect to Proposal No. 2, "For" and "Against" votes, abstentions and broker non-votes. For Proposal No. 1, directors will be elected by a plurality of the votes cast, which means that the two nominees receiving the highest number of "For" votes will be elected. To be approved, Proposal No. 2 requires the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote on the proposal. If stockholders abstain from voting, including brokers holding their clients' shares of record who cause abstentions to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present. Abstentions will have no effect with regard to Proposal No. 1, because approval of a percentage of shares present or outstanding is not required for this proposal, and with regard to Proposal No. 2, will have the same effect as an "Against" vote.

        Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to certain "routine" proposals, such as the ratification of the appointment of Deliotte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. If a broker votes shares that are not voted by its clients for or against a "routine" proposal, those shares are considered present and entitled to vote at the Annual Meeting. Those shares will be counted towards determining whether or not a quorum is present. Those shares will also be taken into account in determining the outcome of all of the proposals. However, where a proposal is not "routine," a broker who has received no instructions from its client generally does not have discretion to vote its clients' uninstructed shares on that proposal. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as "broker non-votes." Those shares would be considered present for purpose of determining whether or not a quorum is present, but would not be considered entitled to vote on the proposal. Those shares would not be taken into account in determining the outcome of the non-routine proposal.

        Because brokers cannot vote "uninstructed" shares on behalf of their customers for "non-routine" matters, it is important that stockholders vote their shares.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of April 23, 2010.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting.

How do I vote via Internet or telephone?

        You may vote by proxy via the Internet by following the instructions provided on the proxy card or the Notice of Internet Availability of Proxy Materials. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on June 21, 2010. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

        The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.

What if I return a proxy card but do not make specific choices?

        If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted "For" the election of each of the two nominees for director and "For" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

        If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards or Notice of Internet Availability of Proxy Materials you receive.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy with a later date.

  •
  You may send a written notice that you are revoking your proxy to OpenTable's Secretary at 799 Market Street, 4th Floor, San Francisco, California 94103.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

        If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for next year's Annual Meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 28, 2010, to OpenTable's Secretary at 799 Market Street, 4th Floor, San Francisco, California 94103. If you wish to submit a proposal that is not to be included in next year's proxy materials pursuant to the SEC's shareholder proposal procedures or to nominate a director, you must do so between February 22, 2011 and March 24, 2011; provided that if the date of the annual meeting is earlier than May 23, 2011 or later than August 21, 2011, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 22,723,526 shares outstanding and entitled to vote. Accordingly, 11,361,764 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

        Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

 PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors (the "Board") shall be divided into three classes, with the directors in each class having a three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        The Board currently consists of eight directors, divided into the three following classes:

  •
  Class I directors:  Adam R. Dell and Thomas H. Layton; whose current terms will expire at the Annual Meeting;

  •
  Class II directors:  J. William Gurley, Jeffrey Jordan and Daniel Meyer; whose current terms will expire at the annual meeting of stockholders to be held in 2011; and

  •
  Class III directors:  A. George "Skip" Battle, Michelle Peluso and Paul Pressler; whose current terms will expire at the annual meeting of stockholders to be held in 2012.

        At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

        Mr. Dell, who currently holds one of the Class I positions, is not standing for reelection and will therefore cease to serve as a director of the Company effective on the date of the Annual Meeting. Mr. Jordan has been nominated to serve as a Class I director in the position being vacated by Mr. Dell. Mr. Layton has been nominated to serve as the second Class I director. Mr. Jordan and Mr. Layton each have elected to stand for reelection. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director's earlier death, resignation or removal.

        Pursuant to the Company's Amended and Restated Certificate of Incorporation, by a resolution of the Board, the number of directors will be reduced from eight to seven effective on the date of the Annual Meeting. Because Mr. Dell is not standing for reelection to the Board, the Board will consist of seven directors effective as of the Annual Meeting.

        Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

        The following table sets forth, for the Class I nominees and our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and position/office held with the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the 2010 Annual Meeting of Stockholders
Thomas H. Layton	47	Director	1999
Jeffrey Jordan(1)	51	Chief Executive Officer	2007
Class II Directors whose terms expire at the 2011 Annual Meeting of Stockholders
J. William Gurley(2)	43	Director	2000
Daniel Meyer(2)	52	Director	2000
Class III Directors for election at the 2012 Annual Meeting of Stockholders
A. George "Skip" Battle(2)(3)	66	Director	2006
Michelle Peluso(3)	38	Director	2008
Paul Pressler(3)	53	Director	2008

(1)
Mr. Jordan currently serves as a Class II director and has been nominated to serve as a Class I director.

(2)
Member of the Compensation Committee of the Board.

(3)
Member of the Audit Committee of the Board.

        Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors' individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2013 Annual Meeting of Stockholders

        Jeffrey Jordan has served as our chief executive officer since June 2007 and as a member of our Board since July 2007. From October 2004 to September 2006, Mr. Jordan served as the president of PayPal, the Internet-based payment system owned by eBay, Inc. For five years prior to that, Mr. Jordan served as senior vice president and general manager for eBay North America. From September 1998 to September 1999, Mr. Jordan served as chief financial officer for Hollywood Entertainment Corporation, a video rental company, and then president of its subsidiary, Reel.com. Previously, Mr. Jordan served in various capacities at The Walt Disney Corporation for eight years, most recently as senior vice president and chief financial officer of The Disney Store Worldwide. Before that, he worked for The Boston Consulting Group. Mr. Jordan is the member of the boards of directors for several private companies. Mr. Jordan holds a Master of business Administration degree from the Stanford Graduate School of Business and a Bachelor of Arts degree from Amherst College. Mr. Jordan's experience as our chief executive officer gives him unique insights into the Company's challenges, opportunities and operations. With his years of managerial experience at global technology companies, including tenures at both eBay and PayPal, Mr. Jordan also brings to the Board significant experience with regard to Internet business strategies and operations. In addition, his positions at The Walt Disney Corporation give Mr. Jordan a perspective of someone familiar with all facets of a global enterprise, including direct responsibility for finance and accounting issues.

        Thomas H. Layton has served on our Board since May 1999. From September 2001 to June 2007, Mr. Layton served as our chief executive officer. Mr. Layton is currently the chief executive officer of Metaweb Technologies, Inc., an Internet technology company. From November 1995 to June 1999, Mr. Layton served as president and chief operating officer and was co-founder of CitySearch, Inc., a company that provided online city guides, which later merged with Ticketmaster, Inc., an event ticketing agency. Prior to his experience at CitySearch, Mr. Layton served as chief financial officer of Score Learning Corporation, an educational services company, from April 1994 to October 1995, and as president and chief operating officer from March 1995 to October 1995. From January 1989 to August 1992, Mr. Layton served as vice president and general manager of MicroFinancial Corporation, an equipment leasing company. From 1986 to 1988, Mr. Layton was an associate consultant with The Boston Consulting Group. Mr. Layton is a member of the board of directors of Ancestry.com, a co-founder and member of the board of directors of MAPLight.org, a non-profit organization, and a member of the boards of directors of two private companies. Mr. Layton holds a Master of Business Administration degree from the Stanford Graduate School of Business and a Bachelor of Science degree from the University of North Carolina at Chapel Hill. Mr. Layton is a seasoned Internet executive with an extensive background in the Internet industry and related operations. Mr. Layton brings expertise in Internet business strategy, marketing and operations to our Board. In addition, Mr. Layton's prior service as our chief executive officer enables him to contribute institutional and operational knowledge of our company to the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2011 Annual Meeting of Stockholders

        J. William Gurley has served on our Board since October 2000. Mr. Gurley is a general partner of Benchmark Capital, a venture capital firm, which he joined in March 1999. Prior to joining Benchmark Capital, Mr. Gurley was a partner with Hummer Winblad Venture Partners, a venture capital firm, and a research analyst for Credit Suisse First Boston, an investment bank. Mr. Gurley is currently a member of the boards of directors of several private companies. Mr. Gurley previously served as a member of the boards of directors of Shopping.com, which was acquired by eBay, Inc., from 1999 until 2005 and JAMDAT Mobile Inc., which was acquired by Electronic Arts, Inc., from 2003 until 2006. Mr. Gurley holds a Master of Business Administration degree from the University of Texas and a Bachelor of Science degree in Computer Science from the University of Florida. In addition to the foregoing, Mr. Gurley's qualifications to serve on our Board include his judgment in assessing business strategies and his knowledge of the Internet industry. His aptitude and accomplishments in these areas help our Board to effectively evaluate our business processes and technology initiatives, assuring alignment of those initiatives with our strategic goals.

        Daniel Meyer has served on our Board since February 2000. Mr. Meyer has been the president of Union Square Hospitality Group, or USHG, since 1996. USHG owns and operates a number of restaurants including Union Square Café, Eleven Madison Park, Gramercy Tavern, Tabla and The Modern, which have been featured in the Michelin Guide, The New York Times and Zagat Surveys. Mr. Meyer is currently a member of the board of directors of the following not-for-profit organizations: Share Our Strength, City Harvest, Irving Harris Foundation and New Yorkers for Parks. Mr. Meyer is also a member of the executive committees of the Madison Square Park Conservancy, Union Square Partnership and NYC & Co. Mr. Meyer holds a Bachelor degree in Political Science from Trinity College. Mr. Meyer is an award-winning restaurateur with extensive knowledge of all aspects of the restaurant business. His knowledge of the restaurant industry is invaluable to our Board's discussions of the Company's business strategy and product development.

Directors Continuing in Office Until the 2012 Annual Meeting of Stockholders

        A.    George "Skip" Battle has served on our Board since December 2006. From January 2004 to July 2005, Mr. Battle served as executive chairman of Ask Jeeves, Inc., an Internet search engine company, and from December 2000 to January 2004 he served as chief executive officer of Ask Jeeves, Inc. From December 1995 to January 2006, Mr. Battle served as a member of the board of directors for PeopleSoft, Inc., an enterprise software company, and from August 1996 to June 2002 he served as a member of the board of directors for Barra, Inc., a software company. From 1968 until his retirement in 1995, Mr. Battle served in management roles at Arthur Andersen LLP and then Andersen Consulting LLP (now Accenture), where he became worldwide managing partner of market development and a member of the firm's executive committee. Mr. Battle is currently the chairman of the board of directors for Fair Isaac Corporation, an analytic products company, and is also a member of the board of directors for Netflix, Inc., an online DVD rental company, Expedia, Inc., an online travel reservations provider, and Advent Software, Inc., a software and consulting company, and a member of the board of the Masters Select family of mutual funds. Mr. Battle is also currently a member of the boards of directors of several private companies. Mr. Battle holds a Master of Business Administration from the Stanford Graduate School of Business and a Bachelor of Arts degree in Economics from Dartmouth College. Mr. Battle was selected to serve as a director on our Board due to his extensive background in public accounting and auditing, as well as his experience in the Internet industry. Mr. Battle qualifies as an "audit committee financial expert" under SEC guidelines. In addition, his current service on other public company boards of directors provides us with important perspectives on corporate governance matters.

        Michelle Peluso has served on our Board since March 2008. Ms. Peluso has served as the chief marketing and Internet officer for the North America consumer bank at Citigroup, Inc. since January 2010. From February 2009 to December 2009, Ms. Peluso served as a consultant at Citigroup, Inc. From December 2003 to February 2009, Ms. Peluso served as chief executive officer of Travelocity Global, an Internet travel company. From April 2002 to November 2003, Ms. Peluso served as Travelocity's chief operating officer and as senior vice president of product strategy and distribution. Prior to Travelocity, Ms. Peluso served as chief executive officer and founder of Site59, an Internet travel site purchased by Travelocity, from November 1999 to March 2002. Ms. Peluso is currently a member of the board of directors of the following non-profit organizations: Pembroke College NA Foundation and TechnoServe. Ms. Peluso is also a member of the board of directors of a private company. Ms. Peluso holds a Master's degree in Economics, Politics and Philosophy from Pembroke College at Oxford University and a Bachelor of Science degree from the Wharton School of Business at the University of Pennsylvania. Ms. Peluso is a seasoned Internet executive, with extensive experience with both public and private companies. Ms. Peluso provides expertise in online business strategy, marketing, finance and operations. In addition, Ms. Peluso brings entrepreneurial and business-building skills and experience to OpenTable, having successfully founded and grown Internet travel company Site59.

        Paul Pressler has served on our Board since March 2008. Mr. Pressler has served as an advisory partner at Clayton, Dubilier & Rice, Inc., a private equity firm, since July 2009. Previously, Mr. Pressler was president and chief executive officer of Gap, Inc. from September 2002 to January 2007. He also served on Gap, Inc.'s board of directors from October 2002 until January 2007. Prior to joining Gap, Inc., Mr. Pressler spent fifteen years with The Walt Disney Company where he was chairman of the company's global theme park and resorts division. Mr. Pressler also served as president of Disneyland, president of The Disney Stores and senior vice president of Disney consumer products. Mr. Pressler is currently a member of the board of directors for Avon Products, Inc., a beauty products company, and a member of the board of directors of two private companies. Mr. Pressler previously served as a member of the board of directors of Overture Acquisition Corp. from 2008 until 2010. Mr. Pressler holds a Bachelor of Science degree in Business Economics from the State University of New York at Oneonta. Mr. Pressler is a seasoned consumer products and retail executive, with extensive experience leading some of the world's best known brands. Mr. Pressler brings expertise in global online and offline business strategy, marketing, operations, inventory and supply chain management, and talent management in large organizations. Mr. Pressler also provides guidance regarding financial matters, including capital structure and cost control, and corporate governance. In addition, Mr. Pressler's service on other public company boards of directors, including specific experience on public company audit committees, provides him the necessary skills to serve on our Audit Committee and strengthens the Board's collective knowledge, capabilities and experience.

Executive Officers

        The following is biographical information for our executive officers not discussed above.

Name	Age	Position(s)
Matthew Roberts	42	Chief Financial Officer
Joel Brown	49	Senior Vice President, Operations
Michael Dodson	51	Senior Vice President, Sales
Charlie McCullough	58	Senior Vice President, Engineering

        Matthew Roberts has served as our chief financial officer since June 2005. Mr. Roberts served as chief financial officer of E-LOAN, Inc., a provider of loans, from December 2000 to May 2005 and vice president of finance of E-LOAN, Inc. from January 1999 to November 2000. Mr. Roberts previously served as corporate controller of NetDynamics, Inc., an enterprise software company, and held a general manager position with Berkeley Systems, Inc., a consumer entertainment software company. Mr. Roberts is a Certified Public Accountant and holds a Bachelor of Science degree in Accounting from Santa Clara University.

        Joel Brown has served as our senior vice president of operations since November 2001. From March 2000 to May 2001, Mr. Brown served as executive vice president of Charitableway, Inc., an application service provider linking businesses and the nonprofit sector. From April 1992 to March 2000, Mr. Brown served as vice president and general manager of the financial supplies group and the employer services group at Intuit, Inc., a provider of Internet and desktop finance solutions for consumers and small businesses. Mr. Brown holds a Master of Business Administration degree from the Harvard Business School and a Bachelor of Science degree in Industrial Engineering and Operations Research from the University of Michigan.

        Michael Dodson has served as our senior vice president of sales since March 2002. From June 2000 to December 2001, Mr. Dodson served as a principal at The Destination Group, a private equity firm. From September 1997 to June 2000, Mr. Dodson served as vice president/general manager in the establishment services division of American Express, Inc. Mr. Dodson holds a Master of Business Administration degree from New York University's Stern School and a Bachelor of Science degree in Finance from Florida State University.

        Charlie McCullough has served as our senior vice president of engineering since October 2003. From August 1998 to November 2002, Mr. McCullough served as executive vice president of engineering and operations of Wink Communications, Inc., an interactive television technology company. Mr. McCullough holds a Bachelor of Science degree in Software Engineering from the University of the State of New York, Regents College.

Independence of the Board of Directors

        As required under The NASDAQ Stock Market rules and regulations, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the Board. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of the Company's directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Jordan, the Company's current chief executive officer and president and Mr. Layton.

        As required under The NASDAQ Stock Market rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. With the exception of the nominating and corporate governance committee, which comprises all of the members of the Board, all of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of The NASDAQ Stock Market rules and regulations.

Information Regarding the Board of Directors and its Committees

Board Responsibilities; Risk Oversight

        Our Board is responsible for, among other things, overseeing the conduct of the Company's business; reviewing and, where appropriate, approving the Company's major financial objectives, plans and actions; and reviewing the performance of the chief executive officer and other members of management based on reports from the compensation committee of the Board. Following the end of each fiscal year, the Board conducts an annual self-evaluation, which includes a review of any areas in which the Board or management believes the Board can make a better contribution to the governance of the Company, as well as a review of the committee structure and an assessment of the Board's compliance with the principles set forth in the Company's corporate governance guidelines. In fulfilling the Board's responsibilities, directors have full access to the Company's management and independent advisors. With respect to the Board's role in risk oversight of the Company, the audit committee of the Board discusses with management the Company's policies with respect to risk assessment and risk management and the Company's significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. The audit committee reports to the full Board with respect to these matters, among others.

Board Leadership

        The Company is focused on its corporate governance practices and values independent Board oversight as an essential component of strong corporate performance to enhance stockholder value. Our commitment to independent oversight is demonstrated by the fact that all of our directors, except Jeffrey Jordan, our president and chief executive officer, and Thomas Layton, our former president and chief executive officer, are independent. Our Board acts independently of management and regularly holds independent director sessions of the Board without members of management present.

        Our Board does not have a chairperson, but recently established the position of Lead Independent Director, currently Mr. Pressler, whose responsibilities include: (i) presiding over executive sessions of independent directors; (ii) serving as a liaison between Mr. Jordan and independent directors; (iii) providing advice as to meeting agendas and schedules; and (iv) calling meetings of independent directors. Our Board believes that the current board leadership structure is best for the Company and its stockholders at this time.

Board Committees

        Our Board has the following committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Audit Committee

        Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee evaluates the independent auditors' qualifications, independence and performance; determines the engagement of the independent auditors; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent auditors the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the OpenTable engagement team as required by law; reviews our critical accounting policies and estimates; oversees our internal audit function and annually reviews the audit committee charter and the committee's performance. The current members of our audit committee are A. George "Skip" Battle, who is the chairman of the committee, Michelle Peluso and Paul Pressler. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and The NASDAQ Stock Market. Our Board has determined that Mr. Battle is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of The NASDAQ Stock Market. Mr. Battle, Ms. Peluso and Mr. Pressler are independent directors as defined under the applicable rules and regulations of the SEC and The NASDAQ Stock Market. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and The NASDAQ Stock Market. A copy of the audit committee charter is available to security holders on the Company's website at http://investors.opentable.com/governance.cfm.

Compensation Committee

        Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The compensation committee also administers the issuance of stock options and other awards under our stock plans. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. In fulfilling its responsibilities, the compensation committee is entitled to delegate any or all of its responsibilities to a subcommittee of the committee, except that, as set forth in its charter, it may not delegate certain of its responsibilities with respect to officer and director compensation, plan administration or for any matters that involve executive compensation or any matters where it has been determined such compensation is intended to comply with Section 162(m) of the Internal Revenue Code by virtue of being approved by a committee of "outside directors" or is intended to be exempt from Section 16(b) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Rule 16b-3 by virtue of being approved by a committee of "non-employee directors." A copy of the compensation committee charter is available to security holders on the Company's website at http://investors.opentable.com/governance.cfm. The current members of our compensation committee are J. William Gurley, A. George "Skip" Battle and Daniel Meyer, with Mr. Gurley serving as the chairman of the committee. All of the members of our compensation committee are independent under the applicable rules and regulations of the SEC, The NASDAQ Stock Market and the Internal Revenue Code.

Nominating and Corporate Governance Committee

        The nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of our Board. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations concerning governance matters. The nominating and corporate governance committee is comprised of all of the members of our Board. Potential candidates are discussed by the entire Board, and director nominees are subject to the approval of the independent members of the Board. A copy of the nominating and corporate governance committee charter is available to security holders on the Company's website at http://investors.opentable.com/governance.cfm.

        In recommending candidates for election to the Board, the independent members of the nominating and corporate governance committee may consider the following criteria, among others the nominating and corporate governance committee shall deem appropriate: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today's business environment; experience in the Company's industry and with relevant social policy concerns; experience as a board member of another publicly held company; academic expertise in an area of the Company's operations; and practical and mature business judgment, including the ability to make independent analytical inquiries. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

        The nominating and corporate governance committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company's principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year's annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder's notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times and in the forms required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee's indirect and direct interests in shares of the Company's common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder's notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Secretary, at 799 Market Street, 4th Floor, San Francisco, California 94103.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

        Our Board met seven (7) times during the last fiscal year. The audit committee of the Board met nine (9) times, the compensation committee of the Board met seven (7) times and the nominating and corporate governance committee of the Board met one (1) time during the last fiscal year. During 2009, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served.

        We encourage all of our directors and nominees for director to attend our Annual Meeting of stockholders. This will be our first annual meeting of stockholders as a public company.

Stockholder Communications with the Board of Directors

        Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Company's Secretary, at 799 Market Street, 4th Floor, San Francisco, California 94103. The Company's Secretary will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

        During the last fiscal year, the members of our compensation committee were J. William Gurley, A. George "Skip" Battle and Daniel Meyer. None of the members of our compensation committee is or has at any time during the past year been an officer or employee of ours. None of our executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee. Director Daniel Meyer is the founder and president of Union Square Hospitality Group, or USHG. USHG is a restaurant customer of ours, and during our last fiscal year, USHG made aggregate payments to us of approximately $218,843. We currently expect that USHG will make aggregate payments to us in excess of $120,000 during 2010.

Risk Assessment and Compensation Practices

        Our Board has reviewed the Company's compensation policies and practices for our employees as they relate to our risk management and, based upon this review, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company in the future.

        Specifically, we believe that the elements of our compensation program do not encourage unnecessary or excessive risk-taking. Base salaries are fixed in amount and thus do not encourage risk taking. While our sales commission plans focus on achievement of short-term or annual goals, and short-term or annual goals may encourage the taking of short-term risks at the expense of long-term results, given the sales employees' other compensation opportunities and our internal control procedures, our Board believes that the sales commission plans appropriately balance risk and the desire to focus certain employees on specific short-term goals important to the Company's success.

        A significant proportion of the compensation provided to our executives, and a material amount of the compensation provided to other employees, is in the form of long-term equity awards that are important to help further align employee interests with those of the Company's stockholders. We do not believe that these awards encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to the Company's stock price, and because awards are staggered and subject to long-term vesting schedules to help ensure that employees have significant value tied to long-term stock price performance.

        This Proxy Statement, including the preceding paragraphs, contains forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events. Forward-looking statements contained in this Proxy Statement should be considered in light of the many uncertainties that affect our business and specifically those factors discussed from time to time in our public reports filed with the SEC, such as those discussed under the heading, "Risk Factors," in our most recent Annual Report on Form 10-K, and as may be updated in subsequent SEC filings.

 PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee of our Board has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010, and is seeking ratification of such selection by our stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since the fiscal year ending December 31, 2005. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

        To be approved, the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm must receive a "For" vote from the holders of a majority in voting power of the shares of common stock which are present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as a "No" vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

        The following table provides information regarding the fees incurred by Deloitte & Touche LLP during the fiscal years ended December 31, 2009 and 2008. All fees described below were approved by the audit committee.

	Fiscal Year Ended December 31
	2009	2008
Audit Fees	$1,051,000	$1,020,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$23,000	$2,000

Total Fees	$1,074,000	$1,022,000

Audit Fees

        Audit fees of Deloitte & Touche LLP during the 2009 and 2008 fiscal years include the aggregate fees incurred for the audits of the Company's annual consolidated financial statements and the reviews of each of the quarterly consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q, services rendered in connection with our Form S-1 and Form S-8 related to our initial public offering, comfort letter consents and other matters related to the SEC.

Audit-Related Fees

        For the fiscal years ended December 31, 2009 and 2008, there were no fees billed by Deloitte & Touche LLP for professional services rendered under "Audit-Related Fees" above.

Tax Fees

        For the fiscal years ended December 31, 2009 and 2008, there were no fees billed by Deloitte & Touche LLP for professional services rendered under "Tax Fees" above.

All Other Fees

        Other fees include global equity professional services rendered in relation to our equity plan administration and for access to online accounting and tax research software applications and data.

Pre-Approval Policies and Procedures

        The audit committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available at http://investors.opentable.com/governance.cfm.

        The audit committee considered whether the non-audit services rendered by Deloitte & Touche LLP were compatible with maintaining Deloitte & Touche LLP's independence as the independent registered public accounting firm of the Company's consolidated financial statements and concluded they were.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents information as to the beneficial ownership of our common stock as of February 28, 2010 for:

  •
  each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

  •
  each of our directors;

  •
  each named executive officer as set forth in the summary compensation table below; and

  •
  all executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of February 28, 2010, are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

        Percentage ownership of our common stock in the table is based on 22,582,543 shares of our common stock issued and outstanding on February 28, 2010. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o OpenTable, Inc., 799 Market Street, 4th Floor, San Francisco, California 94103.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Common Stock	Options Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
5% Stockholders:
Benchmark Capital Partners V, L.P.(2) 2480 Sand Hill Road, Suite 200 Menlo Park, CA 94025	3,790,211		3,790,211	16.78%
FMR LLC(3) 82 Devonshire Street Boston, MA 02109	3,371,930		3,371,930	14.93%
Morgan Stanley(4) 1585 Broadway New York, NY 10036	1,410,822		1,410,822	6.25%
Morgan Stanley Investment Management Inc.(5) 522 Fifth Avenue New York, NY 10036	1,388,099		1,388,099	6.15%
T. Rowe Price Associates, Inc.(6) 100 E. Pratt Street Baltimore, Maryland 21202	1,280,188		1,280,188	5.67%
Directors and Executive Officers:
Jeff Jordan(7)	667,798	233,048	900,846	3.95%
Matthew Roberts(8)	71,831	98,266	170,097	*

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Common Stock	Options Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percent
Joel Brown(9)	170,599	52,665	223,264	*
Michael Dodson(10)	174,600	51,465	226,065	1.00%
Charlie McCullough(11)	170,960	32,164	203,124	*
A. George "Skip" Battle(12)	87,770	0	87,770	*
Adam R. Dell	0	0	0	*
J. William Gurley(2)	3,848,561	0	3,848,561	17.04%
Thomas H. Layton(13)	1,659,800	0	1,659,800	7.35%
Daniel Meyer(14)	75,463	32,000	107,463	*
Michelle Peluso(15)	0	27,500	27,500	*
Paul Pressler(16)	5,000	32,000	37,000	*
All 12 directors and executive officers as a group(17)	6,932,382	559,108	7,491,490	32.37%

*
Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)
Represents shares of common stock held and options held by such individuals that were exercisable within 60 days of February 28, 2010. Reported numbers do not include options that vest more than 60 days after February 28, 2010.

(2)
Consists of 3,790,211 shares held by Benchmark Capital Partners IV, L.P., or BCP IV, as nominee for Benchmark Capital Partners IV, L.P., Benchmark Founders' Fund IV, L.P., Benchmark Founders' Fund IV-A, L.P., Benchmark Founders' Fund IV-B, L.P., Benchmark Founders' Fund IV-X, L.P. and related individuals, or Benchmark Funds. Benchmark Capital Management Co. IV, L.L.C., or BCMC IV, is the general partner of BCP IV. BCMC IV's managing members of the general partner are Alexandre Balkanski, Bruce Dunlevie, J. William Gurley, Kevin Harvey, Robert Kagle, Andrew Rachleff and Steven Spurlock. These individuals may be deemed to have shared voting and investment power over the shares held by the Benchmark Funds. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. In addition, Mr. Gurley directly holds 82,446 shares. Of these shares, 24,096 shares are held by BCP IV. Mr. Gurley disclaims beneficial ownership of the 3,790,211 shares held by BCP IV, except for the 24,096 shares he owns of record and to the extent of his pecuniary interest in the remaining shares.

(3)
Based upon a Schedule 13G/A filed with the SEC on February 16, 2010 by FMR LLC. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock. The interest of one person, Fidelity Export & Multinational Fund, a registered investment company, in our common stock amounted to 1,241,310 shares. The interest of one person, Fidelity Growth Company Fund, a registered investment company in our common stock amounted to 1,988,800 shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR LLC and a registered investment adviser, is the beneficial owner of 3,371,930 shares, as a result of acting as investment adviser to various registered investment companies. The ownership of one investment company, Fidelity Export & Multinational Fund, amounted to 1,241,310 shares. The ownership of one investment company, Fidelity Growth Company Fund, amounted to 1,988,800 shares. Edward C. Johnson 3rd and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 3,371,930 shares owned by the funds. Members of the family of Edward C. Johnson 3d, chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds' boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' boards of trustees. Pyramis Global Advisors Trust Company ("PGATC"), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 20 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of Pyramis Global Advisors Trust Company, each has sole dispositive power over 20 shares and sole power to vote or to direct the voting of 0 shares of common stock owned by the institutional accounts managed by PGATC as reported above.

(4)
Based upon a Schedule 13G filed with the SEC on February 12, 2010 by Morgan Stanley. Morgan Stanley is a parent holding company or control person. Morgan Stanley has the sole power to vote or direct the vote of 1,338,842 shares and the sole power to dispose or direct the disposition of, the 1,410,822 shares.

(5)
Based upon a Schedule 13G filed with the SEC on February 12, 2010 by Morgan Stanley Investment Management Inc. Morgan Stanley Investment Management Inc. is a registered investment adviser. Morgan Stanley Investment Management Inc has the sole power to vote or direct the vote of 1,316,119 shares and the sole power to dispose or direct the disposition of, the 1,388,099 shares.

(6)
Based upon a Schedule 13G filed with the SEC on February 11, 2010 by T. Rowe Price Associates, Inc. ("Price Associates"). Price Associates is a registered investment adviser. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client's custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, such securities, is vested in the individual and institutional clients which Price Associates serves as investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. Not more than 5% of the class of such securities is owned by any one client subject to the investment advice of Price Associates. With respect to securities owned by any one of the registered investment companies sponsored by Price Associates which it also serves as investment adviser ("T. Rowe Price Funds"), only State Street Bank and Trust Company, as custodian for each of such Funds, has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. No other person is known to have such right, except that the shareholders of each such Fund participate proportionately in any dividends and distributions so paid.

(7)
Includes 431,934 shares held by the Jordan Family Revocable Trust U/A 8/25/95, 41,450 shares held by the Jeffrey D. Jordan Annuity Trust dated February 5, 2008, 37,974 shares held by the Jeffrey D. Jordan Annuity Trust II dated October 2, 2008, 38,508 shares held by the Jeffrey D. Jordan Annuity Trust-2009 dated March 30, 2009, 41,450 shares held by the Karen A. Jordan Annuity Trust dated February 5, 2008, 37,974 shares held by the Karen A. Jordan Annuity Trust II dated October 2, 2008 and 38,508 shares held by the Karen A. Jordan Annuity Trust-2009 dated March 30, 2009. Includes 255,899 shares subject to our right of repurchase, which right lapses as to

  15,993 shares each succeeding month over the next 16 months, and 233,048 shares subject to options that are exercisable within 60 days of February 29, 2010.

(8)
Includes 52,832 shares held by the Roberts Family Trust, dated April 24, 2008, 10,449 shares held by the Matthew Roberts Annuity Trust, dated April 24, 2008 and 8,550 shares held by the Matthew Roberts 2009 Annuity Trust, U/D/T dated April 8, 2009. Includes 98,266 shares subject to options that are exercisable within 60 days of February 28, 2010. Mr. Roberts disclaims beneficial ownership of the shares held by the Matthew Roberts Annuity Trust, dated April 24, 2008 and the Matthew Roberts 2009 Annuity Trust, U/D/T dated April 8, 2009.

(9)
Includes 170,599 shares held by Joel T. Brown and Lorraine D. Brown, or their successor(s), Trustees UTA dated October 27, 1998. Includes 4,000 shares subject to our right of repurchase, which right lapses as to 666 shares each succeeding month over the next 6 months. Includes 52,665 shares subject to options that are exercisable within 60 days of February 28, 2010.

(10)
Includes 174,600 shares held by the Dodson Family Trust. Includes 10,000 shares subject to our right of repurchase, which right lapses as to 1,666 shares each succeeding month over the next 6 months. Includes 51,465 shares subject to options that are exercisable within 60 days of February 28, 2010.

(11)
Includes 170,960 shares held by The Charles McCullough and Carol McCullough Joint Living Trust. Includes 6,000 shares subject to our right of repurchase, which right lapses as to 1,000 shares each succeeding month over the next 6 months. Includes 32,164 shares subject to options that are exercisable within 60 days of February 28, 2010.

(12)
Includes 15,000 shares held by the Battle Family Foundation, 5,000 shares held by Mr. Battle's son, 5,000 shares held by Mr. Battle's daughter and 2,500 shares held by Mr. Battle's stepdaughter. Includes 6,340 shares subject to our right of repurchase, which right lapses as to 634 shares each succeeding month over the next 10 months. Also includes 6,223 shares subject to our right of repurchase, which right lapses as to 366 shares each succeeding month over the next 17 months. Mr. Battle disclaims beneficial ownership of the shares held by the Battle Family Foundation and his son, daughter and stepdaughter.

(13)
Includes 1,179,800 shares held by the Layton Community Property Trust, dated November 29, 1999, as amended, and 480,000 shares held by the Layton 2002 Children's Trust. Mr. Layton disclaims beneficial ownership of the shares held by the Layton 2002 Children's Trust.

(14)
Includes 23,000 shares held by the Daniel H. Meyer Investment Trust. Includes 52,463 shares held by Hospitality Investments, G.P. Daniel Meyer Revocable Trust is the managing general partner of Hospitality Investments, G.P. Daniel Meyer and Jack Polsky are the trustees of the Daniel Meyer Revocable Trust. These individuals may be deemed to have shared voting and investment power over the shares held by Hospitality Investments, G.P. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. Includes 32,000 shares subject to options that are exercisable within 60 days of February 28, 2010, of which 14,667 shares, if these options were exercised in full, would be subject to vesting and a right of repurchase in our favor upon Mr. Meyer's cessation of service prior to vesting.

(15)
Includes 27,500 shares subject to options that are exercisable within 60 days of February 28, 2010, of which 15,334 shares, if these options were exercised in full, would be subject to vesting and a right of repurchase in our favor upon Ms. Peluso's cessation of service prior to vesting.

(16)
Includes 32,000 shares subject to options that are exercisable within 60 days of February 28, 2010, of which 15,334 shares, if these options were exercised in full, would be subject to vesting and a right of repurchase in our favor upon Mr. Pressler's cessation of service prior to vesting.

(17)
For the executive officers, this group includes 6,932,382 shares as of February 28, 2010. It also includes 559,108 shares subject to options that are exercisable within 60 days of February 28, 2010.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

Director Compensation

        We do not currently provide any cash compensation to our non-employee directors. Under our 2009 Equity Incentive Award Plan, each non-employee director will receive an initial stock option grant to purchase 32,000 shares of our common stock when he or she joins our Board, and thereafter an annual stock option grant to purchase 10,800 shares of our common stock on the date of each annual meeting of stockholders (provided that such non-employee director shall have served on our Board for at least six months prior to the date of such annual meeting). The shares subject to the initial stock option grants will vest as to 25% of the underlying shares on each anniversary of the date of grant, and subsequent annual stock option grants will vest on the first anniversary of the date of grant. The shares subject to the initial stock option grants and subsequent annual stock option grants will automatically vest in full and become exercisable immediately prior to a change in control of the Company. Members of our Board who are employees of our company and who subsequently terminate employment with our company and remain members of the Board will not receive an initial stock option grant, but, to the extent that they are otherwise eligible, such persons will receive, after termination of employment with our company, annual stock option grants as described above in this paragraph. Notwithstanding the foregoing, Messrs. Gurley and Layton will not receive the annual stock option grant described above until the 2011 annual meeting of stockholders.

        During the fiscal year ended December 31, 2009, we did not grant any stock or option awards or provide any other compensation to our non-employee directors.

        As of December 31, 2009, Mr. Battle held 14,563 shares of our common stock subject to repurchase by us at the original purchase price, all of which were acquired upon the exercise of stock options prior to vesting. The shares of common stock held by Mr. Battle vest as to 1/48th of the shares subject to the option on each monthly anniversary of the vesting commencement date, subject to his continued service as a member of our board of directors. As of December 31, 2009, our non-employee directors held options to purchase the following number of shares of our common stock: Mr. Meyer (32,000), Ms. Peluso (32,000) and Mr. Pressler (32,000).

 COMPENSATION DISCUSSION AND ANALYSIS

        This section discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the "2009 Summary Compensation Table" and the most important factors relevant to an analysis of these policies and decisions. These "named executive officers" for 2009 include Jeffrey Jordan, president and chief executive officer; Matthew Roberts, chief financial officer; Joel Brown, senior vice president, operations; Michael Dodson, senior vice president, sales; and Charlie McCullough, senior vice president, engineering.

Overview

        We recognize that the ability to excel depends on the integrity, knowledge, imagination, skill, diversity and teamwork of our employees. To this end, we strive to create an environment of mutual respect, encouragement and teamwork that rewards commitment and performance and that is responsive to the needs of our employees. The principles and objectives of our compensation and benefits programs for our employees generally, and for our named executive officers specifically, are to:

  •
  attract, engage and retain individuals of superior ability, experience and managerial talent enabling us to be an employer of choice in the highly-competitive and dynamic information technology industry;

  •
  ensure compensation is closely aligned with our corporate strategies, business and financial objectives and the long-term interests of our stockholders;

  •
  motivate and reward executives whose knowledge, skills and performance ensure our continued success;

  •
  ensure that the elements of compensation, individually and in the aggregate, do not encourage excessive risk-taking; and

  •
  ensure that total compensation is fair, reasonable and competitive.

        Most of our compensation components simultaneously fulfill one or more of these principles and objectives. These components consist of (1) base salary, (2) performance bonuses, (3) equity incentives, (4) retirement savings opportunity, (5) perquisites and health and welfare benefits and (6) post-termination benefits. We view each component of executive compensation as related but distinct, and we also review total compensation of our executive officers to ensure that our overall compensation objectives are met. Not all elements are provided to all named executive officers. Instead, we determine the appropriate level for each compensation component based in part, but not exclusively, on our understanding of the market for executive talent based on the experience of members of our compensation committee and consistent with our recruiting and retention goals, our view of internal equity and consistency, the length of service of our executives, our overall performance and other considerations we deem relevant.

        Our philosophy is to make a greater percentage of an executive officer's compensation tied to stockholder returns and to keep cash compensation to a nominally competitive level while providing the opportunity to be well-rewarded through equity if we perform well over time. We believe that because the achievement of our business and financial objectives will be reflected in the value of our equity, our executive officers will be incentivized to achieve these objectives when a portion of their compensation is tied to the value of our equity. To this end, we use stock options as a significant component of compensation because we believe that this best ties individual compensation to the creation of stockholder value. While we offer competitive base salaries, we believe stock-based compensation is a significant motivator in attracting employees for Internet-related and other technology companies. Except as described below, we have not adopted any formal policies for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation or among different forms of non-cash compensation.

        Each of the primary elements of our executive compensation program is discussed in more detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element, to a greater or lesser extent, serves each of our objectives.

Compensation Determination Process

        Compensation for our named executive officers historically has been highly individualized, resulted from arm's-length negotiations and has been based on a variety of informal factors including, in addition to the factors listed above, our financial condition and available resources, our need for that particular position to be filled, our Board's evaluation of the competitive market based on the experience of the members of our Board with other companies and their review of anonymous private company compensation surveys, the length of service of an executive and the compensation levels of our other executive officers, each as of the time of the applicable compensation decision. In years past, our president and chief executive officer, and, with respect to our president and chief executive officer, our Board, reviewed the performance of each named executive officer, generally on an annual basis, and based on this review and the factors described above, set the executive compensation package for him or her for the coming year. However, there was no predetermined time of year for such review. In 2009, there were no increases in compensation for our named executive officers. In May 2009, in anticipation of our IPO, the compensation committee became responsible for this annual review and decision-making process going forward.

        Historically, our Board has reviewed anonymous private company compensation surveys in setting the compensation of our named executive officers. Neither our president and chief executive officer nor our Board reviewed market compensation data in setting named executive officer compensation in 2009.

        We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. Any apportionment goal is not applied rigidly and does not control our compensation decisions, and our compensation committee does not have formal policies for allocating compensation between long-term and short-term compensation or cash and non-cash compensation. Our mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our named executive officers to deliver superior performance and retain them to continue their careers with us on a cost-effective basis.

        The compensation levels of the named executive officers reflect to a significant degree the varying roles and responsibilities of such executives, as well as the length of time those executives have served our company. As a result of our Board's assessment of our president and chief executive officer's roles and responsibilities within our company, there is a significant compensation differential between his compensation levels and those of our other named executive officers.

Base Salaries

        In general, base salaries for our named executive officers are initially established through arm's-length negotiation at the time the executive is hired, taking into account such executive's qualifications, experience and prior salary. Our aim is to offer base salaries that are cost-effective while also remaining competitive for the retention and recruitment of talented executives. Historically and through May 2009, the base salaries of our named executive officers were approved and reviewed periodically by our president and chief executive officer, and in the case of our president and chief executive officer's base salary, by our Board. Since May 2009, our compensation committee has been responsible for this approval and review process for all named executive officers. Adjustments to base salaries are based on the scope of an executive's responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may take into account the executive officer's current salary, equity ownership and the amounts paid to an executive officer's peers inside our company by conducting an internal analysis, which compares the pay of each executive officer to other members of the management team. In making decisions regarding salary increases, we may also draw upon the experience of members of our Board with other companies and have historically reviewed anonymous private company compensation surveys when setting base salaries. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility. No formulaic base salary increases are provided to our named executive officers. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive.

        None of our named executive officers received an increase in base salary during 2009, as our president and chief executive officer and our Board determined that prior increases in equity compensation better aligned the interests of our executives with our stockholders for 2009.

        The actual base salaries paid to all of our named executive officers during fiscal year 2009 are set forth in the "2009 Summary Compensation Table."

Annual Cash Bonuses

        In addition to base salaries, annual cash bonus opportunities have been awarded to our named executive officers when our Board or our president and chief executive officer has determined that such an incentive is necessary to align our corporate goals with the cash compensation payable to an executive. Historically, such annual cash bonus opportunities have been awarded to two of our named executive officers, namely Mr. Dodson, our senior vice president, sales and Mr. McCullough, our senior vice president, engineering.

        In 2009, Mr. Dodson was eligible to receive an incentive bonus under a sales commission plan based on the number of new restaurant customers, net of cancellations, acquired during 2009. The target incentive bonus for Mr. Dodson was set at $200,000, which we determined was necessary to align his individual incentives with corporate sales objectives and to maintain competitive total compensation for his position in light of his lower base salary as compared to other senior vice presidents in our company. In August 2009, the compensation committee approved an increase to Mr. Dodson's 2009 target bonus for the last two fiscal quarters of 2009 from $100,000 to $112,500, effective as of July 1, 2009. The compensation committee approved such increase based on the recommendation of our president and chief executive officer in order to provide Mr. Dodson additional incentive to achieve sales targets that were set at higher than historic levels. Mr. Dodson achieved new restaurant customer sales in 2009 net of cancellations that were 91% of the objective under his sales commission plan for the first two fiscal quarters of 2009, and 90% for the last two fiscal quarters of 2009. As such, Mr. Dodson was awarded $91,127, or 91% of his target incentive for the first two fiscal quarters of 2009, and $101,072, or 90% of his target incentive for the second two fiscal quarters of 2009. There is currently a similar 2010 incentive arrangement in place for Mr. Dodson. For both 2009 and 2010, Mr. Dodson's sales objectives were set at levels that, for 2009, our president and chief executive officer, and for 2010, our compensation committee, determined to be challenging and requiring substantial effort on the part of Mr. Dodson to achieve. The objectives would not be achieved by average or below average performance by Mr. Dodson. For example, in order to achieve the 2010 objectives, Mr. Dodson must manage sales in a manner that increases the number of new restaurant customers at a rate that exceeds current projections.

        During 2009, Mr. McCullough was eligible to receive an annual cash incentive bonus of up to $30,000, based upon his individual performance, as measured using qualitative goals related to network reliability and product deliverables. Our president and chief executive officer set these goals in a manner to challenge Mr. McCullough and require him to achieve system performance improvements and new product developments at higher than historic levels. Our president and chief executive officer determined that Mr. McCullough achieved these goals, so Mr. McCullough received his full bonus of $30,000 for 2009. For 2010, our compensation committee determined an annual cash incentive program for Mr. McCullough was no longer appropriate in light of other non-sales executives not having an annual cash incentive bonus opportunity.

        In June 2009, the compensation committee approved a one-time bonus of $15,000 payable to Mr. Roberts in recognition of Mr. Roberts' efforts helping lead our company through the IPO process.

        The foregoing bonuses earned by our named executive officers during fiscal year 2009 are set forth in the "2009 Summary Compensation Table." We do not have a formal policy regarding the adjustment or recovery of awards or payments if performance is restated after the payment of the awards.

Long-Term Equity Incentives

        The goals of our long-term, equity-based incentive awards are to align the interests of our named executive officers with the interests of our stockholders. Because vesting is based on continued employment, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our named executive officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us and the size of prior grants. Although our Board did not refer to any competitive market data during 2009, historically, our Board has reviewed anonymous private company compensation surveys and drawn upon the experience of its members in determining long-term equity incentive awards. Based upon these factors, our Board has determined the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value. In addition, our Board has historically allowed our named executive officers to exercise their awards prior to vesting, with any shares issued upon such exercise subject to repurchase by us at the exercise price in the event the executive terminates his or her employment with us. We have not granted any equity awards other than stock options to our named executive officers to date. Our compensation committee currently oversees our long-term equity incentive program.

        To reward and retain our named executive officers in a manner that best aligns employees' interests with stockholders' interests, we use stock options as the primary incentive vehicles for long-term compensation. We believe that stock options are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock options to our future performance. Because employees are able to profit from stock options only if our stock price increases relative to the stock option's exercise price, we believe stock options provide meaningful incentives to employees to achieve increases in the value of our stock over time.

        We use stock options to compensate our named executive officers both in the form of initial grants in connection with the commencement of employment and additional or "refresher" grants. To date there has been no set program for the award of refresher grants, and the compensation committee retains discretion to make stock option awards to employees at any time, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management.

        The exercise price of each stock option grant is the fair market value of our common stock on the grant date. Prior to our IPO, the determination of the appropriate fair market value was made by the Board. In the absence of a public trading market, the board considered numerous objective and subjective factors to determine its best estimate of the fair market value of our common stock as of the date of each option grant, including but not limited to, the following factors: (i) the rights, preferences and privileges of our preferred stock relative to our common stock; (ii) our performance and stage of development; (iii) valuations of our common stock; and (iv) the likelihood of achieving a liquidity event for the shares of common stock underlying these stock options, such as an initial public offering or sale of our company, given prevailing market conditions. Since our IPO, the exercise price for all option awards has been, and will continue to be, the closing price of our common stock on the NASDAQ Global Market on the grant date. If the NASDAQ is closed for trading on that date, the exercise price shall be the closing price on the immediately preceding trading day. Initial stock option awards to our named executive officers typically vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of the vesting commencement date, which is typically the date of hire, and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter. With respect to refresher grants, our compensation committee will tailor the vesting schedule to the particular situation by taking into account a variety of factors such as the duration of any outstanding awards, and refresher grants generally vest over two to four years. We believe these vesting schedules appropriately encourage long-term employment with our company while allowing our executives to realize compensation in line with the value they have created for our stockholders. We do not have any security ownership requirements for our named executive officers.

        Our Board has typically provided for the acceleration of vesting of stock options in the event of a change in control of our company, as defined in our 1999 Stock Plan. In the event of a change in control, if those stock options are not assumed or substituted for by a successor, the vesting of the options fully accelerates. In the event the stock options are assumed or substituted for, then typically the options immediately vest with respect to that percentage of the shares of the option, up to 100%, that equals (A)(i) six months plus (ii) the number of complete months the named executive officer has provided continuous service to us; divided by (B) the total number of months of the original vesting schedule for the shares, with any remaining unvested shares continuing to vest in accordance with the original vesting schedule. With respect to options granted to Mr. McCullough in 2004, vesting acceleration for options assumed or substituted for in a change in control is limited to 25% of the unvested shares subject to the option as of the date of the change in control and an additional 25% in the event Mr. McCullough is terminated without cause or otherwise constructively terminated following the change in control. We believe that these acceleration opportunities further align the interests of our executives with those of our stockholders by providing our executives an opportunity to benefit alongside our stockholders in a corporate transaction.

        On February 5, 2007, our Board granted each of our named executive officers, other than Mr. Jordan who was not yet employed by us, an option to purchase shares of our common stock that is subject to vesting terms different from that described above and not subject to accelerated vesting. These option grants were provided as a special incentive to our named executive officers to encourage further short-term and long-term growth of our company. The vesting schedule of each option is detailed in the section entitled "—Outstanding Equity Awards at 2009 Fiscal Year-End."

        As a privately owned company, there was no market for our common stock. Accordingly, historically, we have not had a program, plan or practice pertaining to the timing of stock option grants to executive officers coinciding with the release of material non-public information. Our compensation committee recently adopted a policy that it will only grant stock options at meetings held on pre-determined dates, except in extraordinary circumstances such as a grant our compensation committee determines is necessary to attract a key new hire.

Retirement Savings

        All of our full-time employees in the United States, including our named executive officers, are eligible to participate in our 401(k) plan. Pursuant to our 401(k) plan, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit, which was $16,500 in 2009, and to have the amount of this reduction contributed to our 401(k) plan. We currently match up to the first $500 of employee contributions for all participants under our 401(k) plan.

Perquisites

        Historically, from time to time, our Board has provided certain of our named executive officers with perquisites that we believe are reasonable. We do not view perquisites as a significant element of our comprehensive compensation structure, but do believe they can be useful in attracting, motivating and retaining the executive talent for which we compete. We believe that these additional benefits may assist our executive officers in performing their duties and provide time efficiencies for our executive officers in appropriate circumstances, and we may consider providing additional perquisites in the future.

        As the result of arm's-length negotiations in connection with the offer letter we entered into with Mr. Jordan in June 2007, Mr. Jordan is entitled to payment of, or reimbursement for, all expenses reasonably incurred by him in connection with his option to use a third party car service for his commute, along with the payment of any taxes incurred by him related to that car service. As the result of the same arm's-length negotiation, we have also agreed to reimburse Mr. Jordan for any taxes he might incur in connection with Section 409A of the Internal Revenue Code as the result of the options we have granted to him.

        In the future, we may provide additional perquisites to our executive officers as an element of their overall compensation structure. We do not expect these perquisites to be a significant element of our compensation structure. All future practices regarding perquisites will be approved and subject to periodic review by our compensation committee.

Termination-Based Compensation

        As the result of arm's-length negotiations in connection with the offer letter we entered into with Mr. Jordan, we have agreed to provide Mr. Jordan severance benefits if his employment is terminated by our company without cause at any time or if he is constructively terminated by us within twelve months following a change in control of our company. In such an event, Mr. Jordan is entitled to continued payment of his base salary for twelve months, continued health benefits coverage for twelve months, and six months', or in the case of a termination within twelve months following a change in control, twelve months', vesting acceleration with respect to the options granted to him in connection with his commencement of employment with us. Mr. Jordan must execute and not revoke a general release of all claims against us and our affiliates in order to receive any severance benefits. The Board determined that these benefits were necessary to help retain this executive. For a further description of Mr. Jordan's offer letter, see "—Offer Letter Agreements" below.

        As the result of arm's-length negotiations in connection with the offer letter we entered into with Mr. Brown in November 2001, we have agreed to provide Mr. Brown severance benefits if his employment is terminated by our company without cause at any time. In such an event, Mr. Brown is entitled to continued payment of his base salary for three months and continued health benefits for three months. For a further description of Mr. Brown's offer letter, see "—Offer Letter Agreements" below.

        We have routinely granted and will continue to grant our named executive officers stock options under our equity incentive plans. Our equity incentive plans generally provide for the full acceleration of vesting if outstanding stock options are not assumed by an acquirer. The estimated value of these benefits, along with the benefits payable to Mr. Jordan and Mr. Brown upon a termination of their employment, is set forth below in the section entitled "Potential Payments Upon Change in Control and Upon Termination Following Change in Control."

Tax Considerations

        Our Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for our president and chief executive officer and each of the other named executive officers (other than our chief financial officer), unless compensation is performance based. Prior to our stock being publicly-traded, our Board did not take the deductibility limit imposed by Section 162(m) into consideration in setting compensation. We expect that our compensation committee, however, will adopt a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to our executive officers for an exemption from the deductibility limitations of Section 162(m). As such, in approving the amount and form of compensation for our executive officers in the future, our compensation committee will consider all elements of the cost to our company of providing such compensation, including the potential impact of Section 162(m). However, our compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

2009 Summary Compensation Table

        The following table summarizes the compensation that we paid to our chief executive officer, chief financial officer and each of our three other most highly compensated executive officers during the year ended December 31, 2009. We refer to these officers in this proxy statement as our named executive officers. During the fiscal year ended December 31, 2009, we did not grant any stock or option awards to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(1)		Total ($)
Jeffrey Jordan, President and	2009	$360,000	$—	$—	$3,945	(2)	$363,946
Chief Executive Officer	2008	360,000	—	—	19,578		379,578
Matthew Roberts, Chief Financial	2009	225,000	15,000	—	716	(3)	240,716
Officer	2008	225,000	—	—	500		225,500
Joel Brown, Senior Vice President,	2009	225,000	—	—	703	(4)	225,703
Operations	2008	225,000		—	500		225,500
Michael Dodson, Senior Vice	2009	175,000	—	192,199	500		367,699
President, Sales	2008	175,000		212,787	500		388,287
Charlie McCullough, Senior Vice	2009	235,000	—	30,000	743	(5)	265,743
President, Engineering	2008	235,000	—	30,000	500		265,500

(1)
The amount reported for each named executive officer includes $500 representing our matching contribution made under our 401(k) plan.

(2)
Mr. Jordan's amount includes $2,182 for the provision of a car and driver and $1,263 for the reimbursement of taxes incurred by him for the provision of such benefit.

(3)
Mr. Roberts' amount includes $216 for long term disability coverage.

(4)
Mr. Brown's amount includes $203 for long term disability coverage.

(5)
Mr. McCullough's amount includes $243 for long term disability coverage.

Grants of Plan-Based Awards in 2009 Table

        The following table provides information regarding grants of non-equity incentive plan-based awards made during the year ended December 31, 2009, to each of our named executive officers.

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)
Michael Dodson	$212,500
Charlie McCullough	30,000

(1)
Represents the annual cash bonus opportunity for 2009 for Mr. Dodson and Mr. McCullough.

Outstanding Equity Awards at 2009 Fiscal Year-End

        The following table shows grants of stock options outstanding on December 31, 2009, the last day of our fiscal year, to each of our named executive officers. The unvested stock awards listed below reflect options exercised by our named executive officers prior to vesting.

	Option Awards							Stock Awards
Name	Date of Grant		Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Jeffrey Jordan	7/9/2007	(1)	6/1/2007	—	—	—	—	287,886	$7,329,580
	7/9/2007	(1)	6/1/2007	205,631	123,380	23.38	7/8/2017	—	—
Matthew Roberts	8/9/2005	(2)	6/16/2005	68,267	—	1.50	8/8/2015	—-	—-
	2/5/2007	(3)	6/16/2009	17,999	54,000	4.88	2/4/2017	—	—
Joel Brown	2/19/2004	(4)	8/20/2007	—	—	—		5,334	135,800
	2/5/2007	(5)	2/20/2007	51,332	36,667	4.88	2/4/2017	—	—
Michael Dodson	2/19/2004	(4)	8/20/2007	—	—	—		13,334	339,485
	2/5/2007	(6)	2/20/2007	55,332	64,667	4.88	2/4/2017	—	—
Charlie McCullough	2/19/2004	(4)	8/20/07	—	—	—		8,000	203,680
	2/5/2007	(7)	11/1/2007	27,998	58,001	4.88	2/4/2017	—	—

(1)
These options and these shares, which were acquired upon exercise of options prior to vesting, vest as to 1/48th of the shares subject to the option on each monthly anniversary of the vesting commencement date until all shares are vested.

(2)
These options and these shares, which were acquired upon exercise of options prior to vesting, vest as to 25% of the shares subject to the option on the first anniversary of the vesting commencement date and 1/48th of the shares subject to the option on each monthly anniversary of the vesting commencement date thereafter until all shares are vested.

(3)
These options vest as to 1/24th of the total number of shares subject to the option on each monthly anniversary of the vesting commencement date until all shares are vested.

(4)
These shares, which were acquired upon exercise of options prior to vesting, vest as to 1/36th of the total number of shares subject to the option on each monthly anniversary of the vesting commencement date until all shares are vested.

(5)
On each monthly anniversary of the vesting commencement date, this option and these shares, which were acquired upon exercise of the option prior to vesting, vest as to 3,000 shares subject to the option for the first six months, 2,333 shares subject to the option for the next 36 months and 3,000 shares subject to the option for the following six months.

(6)
On each monthly anniversary of the vesting commencement date, this option vests as to 3,000 shares subject to the option for the first six months, 1,333 shares subject to the option for the next 36 months and 3,000 shares subject to the option for the following 18 months.

(7)
On each monthly anniversary of the vesting commencement date, this option and these shares vest as to 2,000 shares subject to the option for the first 26 months, 3,000 shares subject to the option for the next 12 months and 2,000 shares subject to the option for the following ten months.

Option Exercises and Stock Vested in 2009 Table

        The following table shows information regarding the vesting of stock awards during the year ended December 31, 2009. The amounts listed below for stock awards reflect the vesting of options that were exercised by our named executive officers prior to vesting.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey Jordan	191,924	$3,902,775
Matthew Roberts	8,334	199,683
Joel Brown	8,000	202,880
Michael Dodson	20,000	507,200
Charlie McCullough	12,000	304,320

Pension Benefits

        We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

        We do not maintain any nonqualified deferred compensation plans.

Offer Letter Agreements

        On June 5, 2007, we entered into an offer letter agreement with Mr. Jordan, setting forth the terms and conditions of his employment as our president and chief executive officer, effective as of June 1, 2007. We amended and restated the offer letter agreement on October 15, 2008. The offer letter agreement provides for an annual base salary of $360,000. The offer letter agreement, as amended and restated, provides for the payment of any taxes Mr. Jordan incurs solely as a result of Section 409A of the Internal Revenue Code with respect to the grant or vesting of the options granted to him in connection with his offer letter agreement. Mr. Jordan is also entitled to payment of, or reimbursement for, all expenses reasonably incurred by him in connection with the use of a third party car service, along with the payment of any taxes incurred by him related to the car service.

        Mr. Jordan is also entitled to receive severance benefits if his employment is terminated by us without cause at any time or if he is constructively terminated by us within twelve months following a change in control of our company. In such an event, Mr. Jordan is entitled to continued payment of his base salary for twelve months and continued health benefits coverage for twelve months. Mr. Jordan is also entitled to six months', or in the case of a termination within twelve months following a change in control, twelve months', vesting acceleration with respect to the options granted to him in connection with his commencement of employment with us. Mr. Jordan must execute and not revoke a general release of all claims against us and our affiliates in order to receive any severance benefits.

        On November 7, 2001, we entered into an offer letter agreement with Mr. Brown, setting forth the terms and conditions of his employment. Pursuant to the offer letter, Mr. Brown is entitled to receive severance benefits if his employment is terminated by our company without cause at any time. In such an event, Mr. Brown is entitled to three months of base salary and three months of health benefits as severance.

        We have also entered into offer letter agreements with each of our other named executive officers in connection with their commencement of employment with us. These offer letter agreements typically include the executive officer's initial base salary and stock option grant along with any vesting acceleration provisions with respect to that initial stock option grant. We no longer have any executory obligations under these agreements.

Potential Payments Upon Change in Control and Upon Termination Following Change in Control

Potential Payments Upon a Change in Control

        The following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers upon a change in control of our company on December 31, 2009. Amounts below reflect potential payments pursuant to stock options granted under our 1999 Stock Plan.

Name of Executive Officer	Value of Accelerated Options if Not Assumed or Substituted(1)
Jeffrey Jordan	$6,111,409
Matthew Roberts	—
Joel Brown	135,270
Michael Dodson	338,150
Charlie McCullough	202,880

(1)
Amounts calculated based on the aggregate amount by which the fair market value of the common stock subject to unvested equity awards exceeded the aggregate exercise price of the awards as of December 31, 2009, using a per share fair market value equal to $25.46.

Potential Payments Upon Termination Apart From a Change in Control

        The following table sets forth quantitative estimates of the benefits that would have accrued to Mr. Jordan and Mr. Brown if their employment had been terminated by us without cause on December 31, 2009, in the event such termination occurred prior to or more than twelve months following a change in control of our company, pursuant to Mr. Jordan's and Mr. Brown's offer letter agreements described above under "—Offer Letter Agreements." No other named executive officer was eligible for benefits in the event of termination of employment during 2009.

Name of Executive Officer	Salary Continuation	Value of Accelerated Equity Awards(1)	Value of Continued Health Care Coverage Premiums	Total
Jeffrey Jordan	$360,000	$2,037,136	$17,013	$2,414,149
Joel Brown	56,250	—	3,892	60,142

(1)
Amounts calculated based on the aggregate amount by which the fair market value of the common stock subject to unvested equity awards exceeded the aggregate exercise price of the awards as of December 31, 2009, using a per share fair market value equal to $25.46.

Potential Payments Upon Termination Following a Change in Control

        The following table sets forth quantitative estimates of the benefits that would have accrued to Mr. Jordan and Mr. Brown pursuant to their offer letter agreements described above under "—Offer Letter Agreements" and to Mr. McCullough pursuant to his February 2004 option agreement as described above under "—Long Term Equity Awards" if their employment had been terminated by us without cause or if they had experienced a constructive termination upon a change in control consummating on December 31, 2009. No other named executive officer was eligible for benefits in the event of termination of employment during 2009.

Name of Executive Officer	Salary Continuation	Value of Accelerated Equity Awards(1)	Value of Continued Health Care Coverage Premiums	Total
Jeffrey Jordan	$360,000	$5,854,162	$17,013	$6,231,175
Joel Brown	56,250	—	3,892	60,142
Charlie McCullough	—	50,720	—	50,720

(1)
Amounts calculated based on the aggregate amount by which the fair market value of the common stock subject to unvested equity awards exceeded the aggregate exercise price of the awards as of December 31, 2009, using a per share fair market value equal to $25.46.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information as of December 31, 2009, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity Compensation Plans Approved by Stockholders(1)(2)	2,287,661	$8.84	1,284,693

Equity Compensation Plans Not Approved by Stockholders	0	0	0

Total	2,287,661	$8.84	1,284,693

(1)
Includes the 1999 Plan and the 2009 Plan.

(2)
The 2009 Plan contains an "evergreen" provision, pursuant to which the number of shares of common stock reserved for issuance of the 2009 Plan shall be increased on the first day of each year beginning in 2010 and ending in 2019, equal to the least of (A) 744,063 shares and (B) three percent (3%) of the shares of Stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (C) such smaller number of shares of Stock as determined by the Board; provided, however, no more than 8,680,730 shares of Stock may be issued upon the exercise of Incentive Stock Options.

 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of OpenTable under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee J. William Gurley, Chair A. George "Skip" Battle Daniel Meyer

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of OpenTable under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board of Directors. The Audit Committee's functions are more fully described in its charter, which is available on our website at http://investors.opentable.com/governance.cfm. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management OpenTable's audited financial statements as of and for the fiscal year ended December 31, 2009.

        The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 114, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. In addition, the Audit Committee discussed with Deloitee & Touche LLP their independence, and received from Deloitte & Touche LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the Audit Committee discussed with Deloitte & Touche LLP, with and without management present, the scope and results of Deloitte & Touche LLP's audit of such financial statements.

        Based on these reviews and discussions, the Audit Committee has recommended to our Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC. The Audit Committee also has engaged Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and is seeking ratification of such selection by the stockholders.

Audit Committee A. George "Skip" Battle, Chairman Michelle Peluso Paul Pressler

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

  •
  the amounts involved exceeded or will exceed $120,000; and

  •
  any of our directors, executive officers, holders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Participation in Initial Public Offering

        Directors A. George "Skip" Battle, Michelle Peluso and Paul Pressler purchased 37,500, 3,750 and 5,000, respectively, shares of our common stock in our IPO at the IPO price of $20.00 per share.

Investors' Rights Agreement

        We are party to an investors' rights agreement which provides that certain holders of our common stock have the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.

Other Transactions

        Director Daniel Meyer is the founder and president of Union Square Hospitality Group, or USHG. USHG is a restaurant customer of ours, and during our last fiscal year, USHG made aggregate payments to us of approximately $218,843.

Indemnification Agreements

        The Company has entered into indemnification agreements with each of its vice presidents, executive officers and directors which provide, among other things, that the Company will indemnify such vice president, executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws.

        Other than as described above under this section "Certain Relationships and Related Transactions," since the beginning of our last fiscal year, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described above were comparable to terms we could have obtained in arm's length dealings with unrelated third parties.

Policies and Procedures for Related Party Transactions

        Our Board has adopted a written related person transaction policy, which sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $50,000 and a related person had or will have a direct or indirect material interest. While the policy covers related party transactions in which the amount involved exceeds $50,000, the policy states that related party transactions in which the amount involved exceeds $120,000 are required to be disclosed in applicable filings as required by the Securities Act, Exchange Act and related rules. Our Board set the $50,000 threshold for approval of related party transactions in the policy at an amount lower than that which is required to be disclosed under the Securities Act, Exchange Act and related rules because we believe it is appropriate for our audit committee to review transactions or potential transactions in which the amount involved exceeds $50,000, as opposed to $120,000. Pursuant to this policy, our audit committee will (i) review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party and the extent of the related party's interest in the transaction, and (ii) take into account the conflicts of interest and corporate opportunity provisions of our code of business conduct and ethics. Management will present to our audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto, and will update the audit committee as to any material changes to any related party transaction. All related party transactions may only be consummated if our audit committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. Certain types of transactions have been pre-approved by our audit committee under the policy. These pre-approved transactions include: (i) certain compensation arrangements; (ii) transactions in the ordinary course of business where the related party's interest arises only (a) from his or her position as a director of another entity that is party to the transaction, and/or (b) from an equity interest of less than 5% in another entity that is party to the transaction, or (c) from a limited partnership interest of less than 5%, subject to certain limitations; and (iii) transactions in the ordinary course of business where the interest of the related party arises solely from the ownership of a class of equity securities in our company where all holders of such class of equity securities will receive the same benefit on a pro rata basis. No director may participate in the approval of a related party transaction for which he or she is a related party.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are OpenTable stockholders will be "householding" our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in "householding."

        If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, OpenTable, Inc., 799 Market Street, 4th Floor, San Francisco, California 94103 or (3) contact our Investor Relations department by telephone at (415) 344-6520. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

 ANNUAL REPORTS

        The fiscal 2009 Annual Report to Stockholders, including our 2009 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials), is being mailed with this proxy statement to those stockholders that received a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability can access this proxy statement and our fiscal 2009 Annual Report at www.proxyvote.com, which does not have "cookies" that identify visitors to the site.

        We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 with the SEC. It is available free of charge at the SEC's web site at www.sec.gov. Upon written request by an OpenTable stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Investor Relations, OpenTable, Inc., 799 Market Street, 4th Floor, San Francisco, California 94103.

        Requests for copies of our Annual Report to Stockholders or our Annual Report on Form 10-K should be directed to Investor Relations, OpenTable, Inc., 799 Market Street, 4th Floor, San Francisco, California 94103.

By Order of the Board of Directors
Matthew Roberts Chief Financial Officer and Secretary

April 27, 2010

000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0000064704_1 R2.09.05.010 For Withhold For All All All Except The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Jeffrey Jordan 02 Thomas H. Layton OPENTABLE, INC. 799 MARKET STREET 4TH FLOOR SAN FRANCISCO, CA 94103 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain 2 The ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the year ended December 31, 2010. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000064704_2 R2.09.05.010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com. OPENTABLE, INC. Annual Meeting of Shareholders June 22, 2010 10:00 AM This proxy is solicited by the Board of Directors The shareholder(s) hereby appoint(s) Jeffrey Jordan and Matthew Roberts, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of OPENTABLE, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 10:00 AM, PST on 6/22/2010, at The Westin Hotel, 50 Third Street, San Francisco, California 94103 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side

QuickLinks

THE PROXY PROCESS AND STOCKHOLDER VOTING QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NAMED NOMINEE.
PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION DISCUSSION AND ANALYSIS
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
ANNUAL REPORTS